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                                                                    EXHIBIT 23.3

[AIRCRAFT INFORMATION SERVICES, INC. LETTERHEAD]

November 12, 2001


Ms. Leslie Benners
Managing Director, Corporate Finance & Banking
American Airlines, Inc.
Mail Drop 5662
4333 Amon Carter Boulevard
Fort Worth, TX 76155

RE: American Airlines, Inc. ("American") 32 McDonnell Douglas MD-83, Ten Boeing
    737-823 and Four Boeing 777-223ER Aircraft

Ladies and Gentleman:

We consent to the use of the report prepared by us with respect to the aircraft referred to in the Prospectus included in American's Registration Statement Form S- (Reg. No. 333-XXXXX), to the summary of such report in the Prospectus under the headings "Prospectus Summary - Equipment Notes and the Aircraft", "Risk Factors - Appraisals and Realizable Value of Aircraft" and "Description of the Aircraft and the Appraisals - The Appraisals" and to references to our Firm under the headings "Description of the Aircraft and the Appraisals - The Appraisals" and "Appraisers".

Aircraft Information Services, Inc.

/s/ JOHN MCNICOL

By:
John McNicol
Vice President
Appraisals & Forecasts